UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	May 6, 2010
(Date of earliest event reported)	(May 6, 2010)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 6, 2010, Multimedia Games, Inc. (the “Company”) issued a press release announcing the results for its second quarter 2010, which ended on March 31, 2010, and is incorporated by reference into this Item 2.02. The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Use of Non-GAAP Financial Information

The Company uses the non-GAAP measure of EBITDA and Adjusted EBITDA in its earnings releases.  EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights.  Adjusted EBITDA represents the calculation of EBITDA, as defined in the Company’s amended credit agreement, as adjusted, for the purpose of evaluating compliance with the Company’s credit agreement.  Although EBITDA and Adjusted EBITDA are not a measure of performance calculated in accordance with GAAP, the Company believes the use of the non-GAAP financial measures EBITDA and Adjusted EBITDA enhance an overall understanding of the Company’s past financial performance, and provide useful information to the investor because of their historical use by the Company as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance. However, investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in accordance with GAAP, EBITDA and Adjusted EBITDA may not necessarily be comparable to similarly titled measures employed by other companies. The non-GAAP financial measures included in the press release have been reconciled to the corresponding GAAP financial measures as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

As previously reported on the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 7, 2010, commencing June 30, 2010, the Company will calculate Adjusted EBITDA differently as a result of an amendment to its credit agreement.  The revised calculation of “Adjusted EBITDA,” as in effect June 30, 2010, will be reported alongside the historical calculation of EBITDA.  Adjusted EBITDA will be presented and reconciled to EBITDA and Net Income/Loss and Adjusted EBITDA will continue to be the basis for which compliance with a number of covenants will be determined, including certain ratios.

The information regarding Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 6, 2010, announcing Multimedia Games, Inc.’s second quarter 2010 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: May 6, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 6, 2010, announcing Multimedia Games, Inc.’s second quarter 2010 financial results.

Exhibit 99.1

MULTIMEDIA GAMES, INC. For more information contact: Ginny Shanks Chief Marketing Officer Multimedia Games, Inc. 512-334-7500	PRESS RELEASE Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES REPORTS FISCAL 2010 SECOND QUARTER REVENUE OF $32.1 MILLION; DILUTED LOSS PER SHARE OF $0.20 INCLUSIVE OF $0.20 PER SHARE IN NON-CASH CHARGES

-	Quarterly Unit Sales of 361 Company-Developed Games Reflects Initial Success of New Product Development and Market Expansion Efforts
-	$14.4 Million in Free Cash Flow Drove Fifth Consecutive Quarter of Increasing Cash Balances
-	Total Indebtedness Below $60 Million at Fiscal 2010 Second Quarter End with Total Net Indebtedness (Inclusive of Cash Balances) Below $40 Million

AUSTIN, Texas, May 6, 2010 – Multimedia Games, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) today reported operating results for its fiscal 2010 second quarter ended March 31, 2010, as summarized below:

Summary of 2010 Q2 Results
(In millions, except per share and unit data)

	Three Months Ended March 31,
	2010	2009
Revenue	$32.1	$33.9
EBITDA (1) (2)	$12.8	$12.7
Net loss (3)	$(5.6)	$(3.4)
Diluted loss per share (3)	$(0.20)	$(0.13)

New units sold (Multimedia Games’ proprietary units)	361	—

Average participation installed units(4): Domestic	9,011	11,328
International (5)	5,265	5,511
Quarter-end participation installed units (4):
Domestic	8,157	11,412
International (5)	5,022	5,377

(1)
EBITDA is defined as earnings (loss) before net interest expense, income taxes, depreciation, amortization, and accretion of contract rights.  A reconciliation of EBITDA to net (loss) income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(2)
EBITDA for the three-month periods ended March 31, 2010 and 2009 include pre-tax charges of approximately $3.2 million, (of which $3.1 million related to certain facilities in the Alabama market as described in the Company’s Current Report on Form 8-K as filed April 30, 2010) and $6.0 million, respectively, as summarized in the table below.

(3)
Net loss and Diluted loss per share for the three-month periods ended March 31, 2010 and 2009 include charges of approximately $5.8 million (of which $5.7 million related to certain facilities in the Alabama market as described in the Company’s Current Report on Form 8-K as filed April 30, 2010) or a tax-effected $0.20 per diluted share and $6.0 million, or a tax-effected $0.15 per diluted share, respectively.

(4)
Multimedia Games’ average and quarter-end participation installed base at March 31, 2010 reflects a significant reduction in units installed at Alabama charity bingo facilities.  As of March 31, 2010, the Company had 320 units installed and in operation at one charity bingo facility in the state compared with 2,273 units installed and in operation at three facilities as of March 31, 2009.

(5)
International participation installed units primarily reflect placements in Mexico.  For the three-month period ended March 31, 2009, the International participation average and quarter end installed units also included 252 units in Malta, which the Company elected to remove late in fiscal 2009.

Patrick Ramsey, Interim Chief Executive Officer of Multimedia Games, commented, “Multimedia Games has a well-defined strategic road map, and our fiscal 2010 second quarter operating results highlight our continued progress in our execution against this plan.  We are providing increased value-added support for our customers, including improved management of our installed base of gaming units, while simultaneously executing on our product development plan in order to create a growing number of new products for both Class II and Class III markets.  With our improved operating and financial discipline and our new game development process, the Company is favorably positioned to continue executing on focused growth initiatives.

“Fiscal 2010 second quarter and first half unit sales represent an encouraging start to our product sales efforts.  Through the first six months of fiscal 2010, we have generated $7.3 million in revenue through sales of proprietary units.  We also generated significant quarterly sequential win per unit increases from our installed base of Oklahoma Class II units which exceeded historical seasonality improvements.”

Continued Progress with Management of Capital Structure
The Company’s outstanding borrowings were reduced by 38%, or approximately $37 million, from the year ago period to $59.6 million as of March 31, 2010 and by $10.2 million on a quarterly sequential basis.  Multimedia Games’ cash balance as of March 31, 2010 was approximately $21.2 million, the highest reported level since fiscal 2004.  As previously announced, Multimedia Games recently amended its credit agreement to modify certain financial covenants and reduce total borrowing capacity from $125 million to $90 million.  The Company’s total trailing twelve-month net debt to Consolidated EBITDA ratio was 0.75x as of March 31, 2010, compared with the 1.5x limit as set forth in the amended agreement.

Net capital expenditures in the fiscal 2010 second quarter were approximately $5.9 million compared to net cap-ex of approximately $1.4 million in the year ago period; net cap-ex in the first six months of fiscal 2010 was $14.6 million compared to net cap-ex of $26.5 million in the year-ago six month period.  Net capital expenditures is defined as capital expenditures, less cap-ex transferred into inventory and sold during the period.

The Company generated $14.4 million in free cash flow in the fiscal 2010 second quarter compared to negative free cash flow of $5.0 million in the year ago period.  In addition, cash generation was $15.9 million in the second quarter of fiscal 2010 compared to $2.4 million a year ago.  Free cash flow and cash generation in the fiscal 2010 second quarter period include the benefit of $5.4 million related to a one-time tax refund from the U.S. Treasury Department.  (Definitions of “free cash flow” and “cash generation” are provided on page 4 of this press release).

Adam Chibib, Chief Financial Officer of Multimedia Games, commented, “As reflected in the ongoing reduction of our outstanding borrowings, Multimedia Games continues to further improve financial flexibility and continues to focus on prudent cost management and a disciplined approach to capital allocation.”

Ramp in Unit Sales and New Market Licensing Efforts
Multimedia Games sold 361 new proprietary units in the fiscal 2010 second quarter and a total of 493 units in the first half of fiscal 2010.  The units were sold in several markets where the Company has increased its market share, including in both Washington State and the Alabama tribal gaming markets.  Gross margin on new unit sales in the fiscal 2010 second quarter period was approximately 48%.

The Company expects to continue to advance its new market licensing initiatives including in Louisiana, Connecticut and additional tribal Class III jurisdictions.  As of March 31, 2010, the Company had 72 total gaming licenses compared to 46 gaming licenses held at the beginning of fiscal 2009 when Multimedia Games’ new market licensing initiatives began.

Ramsey noted, “In addition to our new market licensing efforts, we are also diversifying our business model to include unit sales.  As evidenced by our recent sales efforts, our products appear to be resonating well with casino operators and their players.  Our success is also evidenced by recognition for our products in industry trade publications.  Following the Global Gaming Expo trade show last November, six of our video slot titles were included among the “50 Hottest Slots” by Strictly Slots magazine, the first time we have placed a product in this ranking.  More recently, our next generation slot tournament system, TournEvent™, was recognized by Casino Enterprise Management as one of the ten winners of its Fourth Annual ‘Slot Technology Awards.’  With growing customer and industry awareness of our products and additional new markets we expect to enter over the next several quarters, we anticipate further progress in our unit sales initiatives.”

Summary of Fiscal 2010 Second Quarter Operating Results
Multimedia Games reported fiscal 2010 second quarter revenue of $32.1 million compared with revenue of $33.9 million in the fiscal 2009 second quarter.  Fiscal 2010 second quarter revenue includes approximately $23.4 million from gaming operations and approximately $5.3 million in revenue from the sale of new proprietary units in the period compared with $28.9 million in revenue from gaming operations and no revenue from the sale of new proprietary units in the year-ago period.  The $4.4 million in gaming equipment and system sales in the year ago period included approximately $2.7 million in revenue related to the sale of 360 third-party units that were previously in the Company’s participation installed base.  Other revenue, consisting primarily of service revenue, was approximately $0.6 million for both the fiscal 2010 and fiscal 2009 second quarter periods.

Revenue from gaming operations for the fiscal 2010 second quarter rose 4% on a quarterly sequential basis.  The Company believes the quarterly sequential improvement is due, in part, to increased focus on floor management, as supported by the performance of its new proprietary games and better utilization of third party products, as well as historical seasonal influences on win per unit trends.  These factors were partially offset by the revenue impact from the continued regulatory and legislative uncertainty in the Alabama charity bingo market which resulted in a 57%, or $1.1 million, quarterly sequential decline in revenue derived from unit placements in this market.

The 19% year-over-year decline in gaming operations revenue is attributable, in part, to an approximate $1.9 million reduction in revenue from the Alabama charity bingo market and an approximate $1.2 million reduction related to the sale of third-party player stations previously included in the Oklahoma gaming operations installed base.  In addition, Multimedia Games had over 300 units out of operation late in the fiscal 2010 second quarter at WinStar World Casino to allow for casino floor renovations which are expected to be completed in the fiscal third quarter.

Selling, general and administrative (“SG&A”) expenses for the fiscal 2010 second quarter declined 2%, or $0.3 million, year over year to approximately $14.2 million and were approximately 44% of revenues.  Fiscal 2010 and 2009 second quarter SG&A included non-cash stock compensation costs of $0.6 million and $0.5 million, respectively.

Write-off, reserve, impairment and settlement charges in the fiscal 2010 second quarter period were approximately $3.2 million compared with approximately $6.0 million in the fiscal 2009 second quarter.  The majority of these charges in the 2010 fiscal second quarter related to the Alabama market as described in the Company’s Current Report on Form 8-K as filed April 30, 2010.  The following table provides a comparison of items included in write-offs, reserves, impairment and settlement charges for the Q2 2010 and Q2 2009 periods.

(In thousands)	Three-month Periods Ended March 31,
	2010	2009
Certain litigation and settlement costs	$-	$4,241
Reserve against note and accounts receivable	2,762	248
Write off of certain install costs and portable buildings in Alabama	332	-
Severance and related benefit costs	-	1,064
Write off of property and equipment and intangibles	72	482
Total write-offs, reserves, impairment and settlement costs	$3,166	$6,035

Depreciation and amortization expense was $13.7 million in the quarter ended March 31, 2010 compared with $15.6 million in the year ago period.  Income tax expense for the fiscal 2010 second quarter was approximately $2.8 million and reflects a non-cash charge of approximately $2.6 million to increase the Company’s tax valuation allowance.  This charge is related to Multimedia Games’ determination that due to the expected reduction in revenues from Alabama (as described in the Company’s Current Report on Form 8-K, as filed April 30, 2010), the Company no longer expects to recover a portion of its deferred tax assets.

Process to Evaluate Strategic Alternatives
As announced on March 15, 2010, Multimedia Games’ Board of Directors commenced a process to evaluate the Company’s strategic alternatives to enhance shareholder value and has established a Special Committee to manage that process.  No timetable has been set for completion of this evaluation process, and there can be no assurance that any transaction will result.  The Board has engaged Deutsche Bank to provide financial advice and assist the Board with its evaluation process.  The Company does not intend to comment further on the evaluation process until the evaluation is complete.

Definitions of “cash generation” and “free cash flow”
Multimedia Games’ management tracks cash generation (which is cash flow from operating activities plus cash flows from investing activities) as well as free cash flow (cash flow from operating activities less net capital expenditures) as relevant measures of the Company’s performance.  Cash generation helps assess the performance of operations, manufacturing investments and includes the amounts received and paid for the Company’s development agreements.  Cash generation is a more comprehensive internal metric and more representative of the Company’s ability to pay down debt.  Free cash flow helps measure the efficiency of the Company’s capital expenditures.

2010 Second Quarter Conference Call and Webcast
Multimedia Games is hosting a conference call and webcast today, May 6, 2010, beginning at 9:00 a.m. ET (8:00 a.m. CT).  Both the call and the webcast are open to the general public.  The conference call number is 720-545-0001 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://ir.multimediagames.com/events.cfm.  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location at http://ir.multimediagames.com/events.cfm.

About Multimedia Games
Gaming technology developer and distributor, Multimedia Games, is a creator and supplier of comprehensive systems, content and electronic gaming units for Class III and Class II Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Multimedia Games’ revenue is primarily derived from gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  Multimedia Games is focused on pursuing market expansion and new product development for both Class II and Class III markets.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words "believe", “will”, “expect”, “plan”, “begin”, “new”, “anticipate”, “continue”, “intend”, “progress”, “improve”, “achieve”, “focus”, “further”, “aim”, “initiate,” “start,” “remain,” “improve,” “perform,” “utilize,” “ongoing,” “work towards,” “increase,” “pending,” “seem,” “still,” “road map”, “commence,” “enhance,” “position”, “execute”, “strategy”, “create”, “effort”, “develop”, “expand”, “grow”, “establish”, “ongoing”, “advance”, “appear”, “commit”, “approach”, “process”, “objective”, “generate”, or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its products, plans, and markets are intended to identify such forward-looking statements.  These forward-looking statements include, but are not limited to, references to: future actions; new projects; new products and platforms; new developments; new strategies; new licensing approvals; new markets; new marketing, sales and/or promotional plans; new organizational structure, regulatory, compliance, and licensing initiatives, including new personnel; new initiatives; customer satisfaction; ongoing negotiations to secure favorable terms with new and existing customers; ability to offer products to customers on a “for sale” basis; cash management and financial discipline; and improved future performance, outcomes of contingencies and future financial results of either Multimedia Games or its customers.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games’ performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to: (i) failure to successfully execute our strategic road map, operating plan, product or sales initiatives, or diversify our business model as anticipated and/or the outcomes of these initiatives may differ materially from their stated objectives; (ii) the adoption of a new business model and initiatives may adversely impact longer-term revenue from our existing business model and we may not be able to effectively reduce our reliance on third party products; (iii) the Company’s ability to comply with the terms, conditions, and covenants of its credit facility or improve our financial, fiscal and operating discipline; (iv) the adverse effects of local, national, and/or international economic, credit and capital market conditions on the economy in general, including, but not limited to, the gaming and tribal gaming industries in particular; (v) unfavorable changes in laws, regulatory requirements or enforcement actions – either ongoing or unanticipated – against us, our games or customers, and/or adverse decisions by courts, customers, regulators and/or governmental bodies, in Alabama or otherwise, including any lawsuit related thereto or a finding our games, despite efforts to comply, are found not be in compliance with regulatory standards; (vi) delay or prevention of our entry into new Class III and commercial markets, including but not limited to the Mississippi and Louisiana markets, as well as Class II markets, due to the inability of Multimedia Games or its key employees to secure or maintain required licenses or approvals, inability of Multimedia Games to meet technical requirements, or other issues; (vii) unfavorable changes in the preferences of our customers or their end users resulting in the removal of our games; (viii) software or hardware malfunction or fraudulent manipulation thereof; (ix) inability to successfully introduce new and existing games, products, platforms and/or systems into new and existing markets; (x) failure to expand our installed base in certain markets or the failure to achieve improved performance of our games; (xi) failure to secure favorable outcomes in pending litigation, and consequences to our business, operating results or financial condition (including without limitation possible adverse effects on cost controls, cash flows and compliance with the terms of our credit agreement, as amended); and (xii) the failure to attract and/or retain key employees or successfully implement a strategic review process or such strategic review process may distract management from focusing on the operating plan or result in the loss of new business opportunities;   Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections of Multimedia Games’ Annual Report on Form 10-K and elsewhere in Multimedia Games’ filings with the Securities and Exchange Commission.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.

Multimedia Games expressly disclaims any implied operating results based on the historical data presented in this release or any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS As of March 31, 2010 and September 30, 2009 (In thousands, except share and per-share amounts) (Unaudited)

	March 31,	September 30,
ASSETS	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$21,199	$12,455
Accounts receivable, net of allowance for doubtful accounts of $3,252 and $3,676, respectively	12,378	13,424
Inventory	4,340	5,742
Deferred contract costs, net	543	1,826
Prepaid expenses and other	2,117	2,806
Current portion of notes receivable, net	14,050	15,780
Federal and state income tax receivable	1,944	6,246
Deferred income taxes	201	1,138
Total current assets	56,772	59,417
Restricted cash and long-term investments	737	804
Property and equipment and leased gaming equipment, net	58,855	69,050
Long-term portion of notes receivable, net	31,215	40,124
Intangible assets, net	31,581	33,361
Value added tax receivable	8,483	7,516
Other assets	2,098	2,379
Deferred income taxes	1,351	2,969
Total assets	$191,092	$215,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$750	$750
Accounts payable and accrued expenses	24,807	27,626
Deferred revenue	2,090	2,341
Total current liabilities	27,647	30,717
Revolving line of credit	—	15,000
Long-term debt, less current portion	58,875	59,250
Other long-term liabilities	737	789
Deferred revenue, less current portion	2,863	2,409
Total liabilities	90,122	108,165
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 33,332,762 and 33,121,337 shares issued, and 27,429,345 and 27,217,920 shares outstanding, respectively	333	331
Additional paid-in capital	88,491	86,317
Treasury stock, 5,903,417 common shares at cost	(50,128)	(50,128)
Retained earnings	63,077	72,803
Accumulated other comprehensive loss, net	(803)	(1,868)
Total stockholders’ equity	100,970	107,455
Total liabilities and stockholders’ equity	$191,092	$215,620

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended March 31, 2010 and 2009 (In thousands, except per-share amounts) (Unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Gaming operations	$23,416	$28,881
Gaming equipment and system sales	8,169	4,355
Other	553	634
Total revenues	32,138	33,870

OPERATING COSTS AND EXPENSES:
Cost of revenues(1)	3,727	2,327
Selling, general and administrative expenses	14,170	14,438
Write-off, reserve, impairment and settlement charges	3,166	6,035
Amortization and depreciation	13,670	15,639
Total operating costs and expenses	34,733	38,439
Operating loss	(2,595)	(4,569)

OTHER INCOME (EXPENSE):
Interest income	919	1,246
Interest expense	(1,142)	(1,891)
Loss before income taxes	(2,818)	(5,214)
Income tax (expense) benefit	(2,779)	1,820
Net loss	$(5,597)	$(3,394)
Basic and diluted loss per common share	$(0.20)	$(0.13)
Shares used in loss per common share:
Basic and diluted	27,341	26,643

(1)
Cost of revenues exclude depreciation and amortization of gaming equipment, content license rights and other depreciable assets, which are included separately in the amortization and depreciation line item.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Six Months Ended March 31, 2010 and 2009 (In thousands, except per-share amounts) (Unaudited)

	Six Months Ended March 31,
	2010	2009
REVENUES:
Gaming operations	$45,838	$55,229
Gaming equipment and system sales	11,419	6,121
Other	1,146	1,096
Total revenues	58,403	62,446

OPERATING COSTS AND EXPENSES:
Cost of revenues(1)	5,837	4,174
Selling, general and administrative expenses	28,790	30,765
Write-off, reserve, impairment and settlement charges	3,515	9,972
Amortization and depreciation	27,224	30,504
Total operating costs and expenses	65,366	75,415
Operating loss	(6,963)	(12,969)

OTHER INCOME (EXPENSE):
Interest income	1,968	2,536
Interest expense	(2,450)	(4,026)
Other income	-	74
Loss before income taxes	(7,445)	(14,385)
Income tax (expense) benefit	(2,281)	5,067
Net loss	$(9,726)	$(9,318)
Basic and diluted loss per common share	$(0.36)	$(0.35)
Shares used in loss per common share:
Basic and diluted	27,291	26,633

(1)
Cost of revenues exclude depreciation and amortization of gaming equipment, content license rights and other depreciable assets, which are included separately in the amortization and depreciation line item.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six-Months Ended March 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net loss	$(9,726)	$(9,318)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization	1,607	2,698
Depreciation	25,617	27,806
Accretion of contract rights	3,478	2,912
Adjustments to long-lived assets	620	(832)
Deferred income taxes	2,555	(1,824)
Share-based compensation	1,224	1,124
Provision for doubtful accounts	2,913	397
Interest income from imputed interest	(1,751)	(2,274)
Changes in operating assets and liabilities:
Accounts receivable	846	(4,789)
Inventory	1,206	765
Deferred contract costs	1,283	(1,004)
Prepaid expenses and other	770	(656)
Federal and state income tax receivable	4,302	(3,799)
Notes receivable	1,320	303
Accounts payable and accrued expenses	(3,235)	(1,155)
Other long-term liabilities	15	(15)
Deferred revenue	203	987
NET CASH PROVIDED BY OPERATING ACTIVITIES	33,247	11,326
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and leased gaming equipment	(17,352)	(27,319)
Transfer of leased gaming equipment to inventory	2,773	818
Acquisition of intangible assets	(1,740)	(1,488)
Advances under development agreements	(1,950)	(1,250)
Repayments under development agreements	8,551	11,166
NET CASH USED IN INVESTING ACTIVITIES	(9,718)	(18,073)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options, warrants and related tax benefit	952	62
Principal payments of long-term debt	(375)	(738)
Proceeds from revolving lines of credit	—	10,000
Payments on revolving lines of credit	(15,000)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(14,423)	9,324
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(362)	383
Net increase in cash and cash equivalents	8,744	2,960
Cash and cash equivalents, beginning of period	12,455	6,289
Cash and cash equivalents, end of period	$21,199	$9,249

Reconciliation of U.S. GAAP Net loss to EBITDA and Adjusted EBITDA:

EBITDA is defined as earnings (loss) before net interest expense, taxes, amortization, depreciation, and accretion of contract rights.  Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia Games believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia Games’ past financial performance, and provides useful information to the investor because of its historical use by Multimedia Games as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance.  However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia Games’ operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA and Adjusted EBITDA to the most comparable GAAP financial measure, net loss, follows:

Reconciliation of U.S. GAAP Net loss to EBITDA:
	For the Three Months Ended March 31,
	2010	2009
	(in thousands)
Net loss	$(5,597)	$(3,394)
Add back:
Amortization and depreciation	13,670	15,639
Accretion of contract rights(1)	1,737	1,586
Interest expense, net	223	645
Income tax expense (benefit)	2,779	(1,820)
EBITDA	$12,812	$12,656

Calculation of Trailing Twelve Months Adjusted EBITDA
through March 31, 2010 as Defined in Credit Agreement
(in thousands)
Net loss	$(45,186)
Add back:
Amortization and depreciation	57,735
Accretion of contract rights(1)	6,816
Interest expense, net	858
Income tax expense	21,346
EBITDA	41,569
Add back:
Other(2)	16,636
Adjusted EBITDA(3)	$58,205

(1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.

(2)
“Other” relates to interest income, legal costs and settlement fees incurred in the trailing twelve month period related to the settled Diamond Game litigation, non-cash stock option expense and non-cash asset impairment charges as provided in the Company’s amended credit facility agreement.

(3)
Adjusted EBITDA represents the calculation of EBITDA, as defined in Multimedia Games’ amended credit agreement, as amended, solely for the purpose of defining EBITDA within the Company’s credit agreement.